EXHIBIT 23.07

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement (No. 333-166849) on Form S-1 of Beeland Management Company our report dated March 24, 2011, relating to our audit of the financial statement, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Tunney & Associates, P.C.

Orland Park, Illinois

June 3, 2011